UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2021
Churchill Downs Incorporated

(Exact name of registrant as specified in its charter)

Kentucky		001-33998	61-0156015
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

600 North Hurstbourne Parkway, Suite 400
Louisville,	Kentucky		40222
(Address of Principal Executive Offices)			(Zip Code)
(502)-636-4400
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	CHDN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01.    Entry into a Material Definitive Agreement.
Stock Repurchase Agreement
On February 1, 2021, Churchill Downs Incorporated (the “Company”) entered into an agreement (the “Stock Repurchase Agreement”) with an affiliate of The Duchossois Group, Inc. (“TDG”) to repurchase 1,000,000 shares of the Company’s common stock for $193.94 per share in a privately negotiated transaction. The aggregate purchase price is $193.9 million. The Stock Repurchase Agreement contains customary representations, warranties and covenants of the parties.
The repurchase of shares of common stock from TDG pursuant to the Stock Repurchase Agreement was approved by the Board of Directors of the Company (the “Board”) separately from, and will not reduce the authorized amount remaining under, the existing common stock repurchase program of the Company that was approved by the Board on October 30, 2018. The Company will repurchase the shares using available cash and borrowings under its senior secured credit facility.
Amendment to Credit Agreement
Also on February 1, 2021, the Company entered into an amendment (the “Amendment”) to its Credit Agreement (as amended, the “Credit Agreement”), dated December 27, 2017, with the subsidiary guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders and other financial institutions party thereto. The Amendment increases the amount of certain otherwise restricted payments permitted during the Financial Covenant Relief Period (as defined in the Second Amendment to the Credit Amendment, dated April 28, 2020) from $26.0 million to $226.0 million to accommodate the repurchase of shares of common stock from TDG described above.
The foregoing descriptions of the Stock Repurchase Agreement and the Amendment do not purport to be complete and are qualified in their entirety by reference to the Stock Repurchase Agreement and the Amendment, respectively, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated by reference herein.
Item 7.01.    Regulation FD Disclosure.
On February 1, 2021, the Company issued a press release announcing the Company’s agreement to repurchase shares of its common stock from TDG and the Amendment, described under Item 1.01. A copy of the press release is furnished with this Current Report on Form 8-K and attached hereto as Exhibit 99.1.
The information provided pursuant to this Item 7.01 (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section and shall not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Stock Repurchase Agreement, dated February 1, 2021, between Churchill Downs Incorporated and CDI Holdings, LLC
10.2	Third Amendment to Credit Agreement, dated February 1, 2021, among Churchill Downs Incorporated, the subsidiary guarantors and the lenders parties thereto, and JPMorgan Chas Bank, N.A.
99.1	Press Release, dated February 1, 2021, issued by Churchill Downs Incorporated
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto, duly authorized.

CHURCHILL DOWNS INCORPORATED
February 1, 2021	/s/ Marcia A. Dall
By: Marcia A. Dall
Title: Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)